UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2010 (September 30, 2010)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2010, the Registrant’s wholly owned subsidiary Endo Pharmaceuticals Inc. (“Endo”) and Ventiv Commercial Services, LLC (“Ventiv”) (collectively, the “Parties”) entered into an agreement (the “Second Extension Agreement”) to extend the terms of the amended Sales Representative Services Agreement between the Parties dated as of April 1, 2008 (the “Services Agreement”) and as revised in the Extension Agreement dated as of August 10, 2010. In the Second Extension Agreement, Endo and Ventiv agreed that the Term (as defined therein) of the Services Agreement shall not expire, and the Services Agreement shall remain in full force and effect, until the first to occur of the following: (i) Endo and Ventiv entering into the new services agreement and (ii) November 30, 2010.

The foregoing description of the Second Extension Agreement does not purport to be complete and is qualified in its entirety to the full text of the Second Extension Agreement, a copy of which is filed hereto as exhibit 10.32.5.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.32.5	Second Extension Agreement to the Services Agreement, dated as of September 30, 2010 between Endo Pharmaceuticals, Inc. and Ventiv Commercial Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE

Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: October 1, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

10.32.5	Second Extension Agreement to the Services Agreement, dated as of September 30, 2010 between Endo Pharmaceuticals, Inc. and Ventiv Commercial Services, LLC.